                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                 LIFEF/X, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                            [NAME OF PERSON FILING]
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     3)  Filing Party:

        ------------------------------------------------------------------------

     4)  Date Filed:

        ------------------------------------------------------------------------

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF

                                 LIFEF/X, INC.

                          TO BE HELD ON APRIL 12, 2001

     The Annual Meeting of Stockholders of Lifef/x, Inc., a Nevada corporation (the "Company") will be held on April 12, 2001 at 10:00 a.m., local time, at the office of Brown Rudnick Freed & Gesmer, P.C., One Financial Center, Boston, Massachusetts 02111 (the "Meeting"), for the following purposes:

          1. To elect eight (8) directors to serve for the ensuing year and until their successors are duly elected.

          2. To ratify the selection of the firm KPMG LLP as independent auditors for the fiscal year ending December 31, 2001.

          3. To vote upon such other business as may properly be presented at the Meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed March 2, 2001 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.

     All stockholders are cordially invited to attend the Meeting. To ensure your representation at the Meeting, however, you are urged to authorize your proxy by executing and returning the enclosed Proxy Card (a postage-prepaid envelope is enclosed for that purpose) whether or not you expect to attend the Meeting in person. You may revoke your proxy at the Meeting should you be present and desire to vote your shares in person, and you may revoke your proxy for any reason at any time prior to the voting thereof, either by written revocation prior to the Meeting or by appearing at the Meeting and voting in person. Your cooperation is respectfully solicited.

                                          By Order of the Board of Directors

                                          Richard A. Guttendorf, Jr.,
                                          Secretary

Newton, Massachusetts
March 15, 2001

                             YOUR VOTE IS IMPORTANT

     YOU ARE URGED TO PROMPTLY AUTHORIZE YOUR PROXY BY FOLLOWING THE VOTING INSTRUCTIONS, SO THAT IF YOU ARE UNABLE TO ATTEND THE MEETING YOUR SHARES MAY NEVERTHELESS BE VOTED. HOWEVER, YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY AUTHORIZING A PROXY AT A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

                                 LIFEF/X, INC.

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 12, 2001

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company with its principal executive offices at 153 Needham Street, Bldg. #1, Newton, Massachusetts 02464, for use at the Annual Meeting of Stockholders to be held on April 12, 2001, at 10:00 a.m. local time at the office of Brown Rudnick Freed & Gesmer, P.C., One Financial Center, Boston, MA 02111, and at any adjournment or adjournments thereof. The enclosed proxy relating to the Meeting is solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about March 15, 2001. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation.

     Only stockholders of record at the close of business on March 2, 2001 will be entitled to receive notice of, and to vote at, the Meeting. As of that date, there were outstanding and entitled to vote 19,207,401 shares of Common Stock, $.001 par value (the "Common Stock"), of the Company. Each such stockholder is entitled to one vote for each share of Common Stock so held and may vote such shares either in person or by proxy. Presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock will constitute a quorum at the Meeting.

     The enclosed proxy, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, for the election of the nominees as directors. If any other matters shall properly come before the Meeting, the authorized proxy will be voted by the proxies in accordance with their best judgment. The proxy may be revoked at any time prior to exercise by filing with the Secretary of the Company a written revocation, by authorizing a proxy (by executing a proxy or by making an authorized internet or telephone communication) on a later date, or by attending and voting at the Meeting.

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 is enclosed herewith.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     At the Meeting, eight directors are to be elected to serve until the 2002 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. The Board of Directors has nominated the persons listed below for election as directors.

     Seven of the eight nominees are currently directors of the Company. It is the intention of the persons named as proxies to vote for the election of the nominees. In the unanticipated event that any such nominee should be unable to serve, the persons named as proxies will vote the proxy for such substitutes, if any, as the present Board of Directors may designate. None of the nominees have been nominated pursuant to any arrangement or understanding with any person.

     The following table sets forth certain information with respect to the nominees for director, as well as those directors whose terms expire at the Meeting and who have decided not to stand for re-election. When used below, positions held with the Company include positions held with the Company's predecessors and subsidiaries.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES NAMED BELOW.

                                                                                              DIRECTOR
NAME                                   AGE                      POSITION                       SINCE
----                                   ---                      --------                      --------
Nominees
Lucille S. Salhany...................   54    Chief Executive Officer, Co-President and         1999
                                              Director
Michael Rosenblatt...................   50    Co-President and Chairman of the Board of         1999
                                                Directors
Richard A. Guttendorf, Jr............   59    Chief Financial Officer, Secretary and            1999
                                              Director(1)
Dr. Ian Hunter.......................   47    Director                                          1999
Raymond Kurzweil.....................   52    Director                                          2000
Nancy Hawthorne......................   49    Director(1)                                       2000
Dr. Leslie G. Selbovitz..............   51    Director(1)                                       2000
Garrett Melby........................   35    Nominee for Director
Directors Not Seeking Re-election
Dr. Stephen J. Andriole..............   51    Director(2)                                       2000
Robert Verratti......................   57    Director(2)                                       1999

---------------
(1) Member of the Company's Audit Committee.

(2) Member of the Company's Compensation Committee.

NOMINEES

     Lucille S. Salhany. Ms. Salhany became Chief Executive Officer, Co-President and a director of the Company on December 14, 1999. Ms. Salhany was President of JH Media, Ltd. an advisory company with offices in Boston and Los Angeles from 1997 until December 1999. From 1994 through 1997, Ms. Salhany was President and CEO of the United Paramount Network. Previously, Ms. Salhany was Chairman of the FOX Broadcasting Company, Chairman of Twentieth Television and a member of the FOX, Inc. Board of Directors. Ms. Salhany guided the networks' expansion from four to seven nights of programming and was instrumental in FOX's acquisition of the broadcast rights to the NFL. Prior to that Ms. Salhany was President of Paramount Domestic Television. Ms. Salhany serves on the Boards of Directors of Compaq Computer Corporation, Boston Restaurant Associates, Inc., Emerson College and iMedium, Inc.

     Michael Rosenblatt. Mr. Rosenblatt became Co-President and Chairman of the Company on December 14, 1999. Mr. Rosenblatt served as Vice Chairman and director of Pacific Title/Mirage, Inc. ("Pac Title/ Mirage") from October 1998 until its merger (the "Merger") with Fin Sports U.S.A., Inc. ("Fin Sports U.S.A.") and served as Co-President and director of Pac Title/Mirage from 1997 to October 1998. Since 1995 he has been President of Mirage Technologies, Inc., the general partner of Mirage Technologies L.P. which, together with Safeguard Scientifics, Inc. ("Safeguard") and Robert Verratti, formed Pac Title/Mirage in October 1997. In 1974 Mr. Rosenblatt also founded Atlantic Entertainment Group, Inc., which became one of the largest privately held motion picture production and distribution companies in the United States. Mr. Rosenblatt is also a member of the Executive Branch of the Motion Picture Academy of Arts and Science.

     Richard A. Guttendorf, Jr. Mr. Guttendorf became Chief Financial Officer, Secretary and a director of the Company on December 14, 1999. He serves on the Company's audit committee (the "Audit Committee"). Mr. Guttendorf has been a director of Pac Title/Mirage since November 1997 and served as its Chairman and Chief Executive Officer from October 1998 until the Merger. From September 1996 until January 2001, Mr. Guttendorf served as a Vice President of Safeguard. Mr. Guttendorf was previously Chief Executive Officer of Laser Communications, Inc., a leading manufacturer of short haul, laser optic wireless communications equipment. Prior to Laser Communications, Inc., he was Chief Financial Officer of InterDigital Communications Corporations, a manufacturer and licensor of digital wireless telephone equipment and was Chief Financial Officer of Atlantic Financial, an $8 billion financial institution.

     Dr. Ian Hunter. Dr. Hunter became a director of the Company on December 14, 1999. Dr. Hunter has been a consultant to the Company since January 4, 2000. Dr. Hunter was Director of Research and Development of Pac Title/Mirage from October 1997 until the Merger. Dr. Hunter has been a Professor of Mechanical Engineering and Bio-Engineering at the Massachusetts Institute of Technology since 1994.

     Raymond Kurzweil. Mr. Kurzweil became a director of the Company on September 18, 2000. Mr. Kurzweil is the founder, Chairman and Chief Executive Officer of Kurzweil Technologies, Inc., a software development firm. Mr. Kurzweil is also president and Chief Executive Officer of Medical Learning Company, Inc. and Family Practice.com and serves on the board of directors of Medical Manager Corp.

     Nancy Hawthorne. Ms. Hawthorne became a director of the Company on May 24, 2000. Ms. Hawthorne has been a private investor since 1997. She serves as Chairperson of the Audit Committee. Until 1996, Ms. Hawthorne was Chief Financial Officer of Continental Cablevision, Inc., a cable television system operator. From 1996 to 1997, Ms. Hawthorne was Senior Vice President of MediaOne, the surviving company of the merger of Continental Cablevision, Inc. and US West. Ms. Hawthorne is Chairperson of the Board of Directors of World Clinic, Inc. and serves on the boards of directors of Avid Technology, Peroni Corporation, New England Zenith Fund and CGU.

     Dr. Leslie Selbovitz. Dr. Selbovitz became a director of the Company on July 6, 2000. He serves on the Audit Committee. Since August 1998, Dr. Selbovitz has been Senior Vice President for Medical Affairs and Chief Medical Officer at Newton-Wellesley Hospital. He is also Associate Clinical Professor of Medicine at Tufts University School of Medicine, and serves on the Executive Committee of Partners HealthCare System, Inc. From 1990 to 1998, Dr. Selbovitz was Medical Director for Quality, Utilization and Risk Management at Baystate Medical Center. While at BayState Medical Center, he founded and directed the office of Clinical Practices Evaluation and Management to develop an explicit approach to technology evaluation and clinical policies. Dr. Selbovitz received his M.D. degree from the University of Rochester in 1975, and his Bachelor of Arts degree from Cornell University in 1971.

     Garrett Melby. Mr. Melby was nominated to serve as a director of the Company on March 1, 2001. Since December 1999 Mr. Melby has been Vice President of Safeguard Scientifics, Inc.'s e-services division. From 1991 until he joined Safeguard, Mr. Melby was a corporate attorney in the mergers and acquisitions department of Skadden, Arps, Slate, Meagher & Flom, LLP. Mr. Melby serves on the boards of directors of Persona, Inc., FOB, Inc. and EON Digital, Inc.

DIRECTORS NOT SEEKING RE-ELECTION

     Robert Verratti. Mr. Verratti became a director of the Company on December 14, 1999. He serves on the Company's compensation committee (the "Compensation Committee"). Mr. Verratti served as Chief Executive Officer and Chairman of the Board of Pac Title/Mirage from 1997 to October 1998. Since 1980, Mr. Verratti has been the President of Charlestown Investments, Ltd., a company specializing in investments in companies in turnaround or undervalued situations. Mr. Verratti is also a managing director of TL Ventures. Mr. Verratti serves on the boards of directors of Webvision, Inc., OE Waves, Inc. and OPT 4, Inc. Mr. Verratti's present term as a director of the Company expires at the Meeting and he has chosen not to stand for re-election.

     Dr. Stephen J. Andriole. Dr. Andriole became a director of the Company on March 15, 2000. He serves as Chairperson of the Compensation Committee. From October 1997 to December 2000, Dr. Andriole was Senior Vice President and Chief Technology Officer of Safeguard. From March 1995 to October 1997, Dr. Andriole was Chief Technology Officer and Senior Vice President for Technology Strategy at CIGNA Corporation. Dr. Andriole serves on the boards of directors of: US Data; aligne, Inc.; iMedium, Inc.; Integrated Visions, Inc.; the Ben Franklin Technology Center of Southeastern Pennsylvania; Broadreach Consulting, Inc.; and STORM Systems. Dr. Andriole's present term as a director of the Company expires at the Meeting and he has chosen not to stand for re-election.

                       MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held four meetings during the fiscal year ended December 31, 2000. The Board of Directors also acted on four occasions by written consent in lieu of a special meeting. Each director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees of which he or she was a member during such fiscal year. The Board of Directors currently has an Audit Committee and a Compensation Committee. The Board does not have a Nominating Committee.

     The Compensation Committee, currently composed of Mr. Verratti and Dr. Andriole, met once during the fiscal year ended December 31, 2000 and acted by written consent on eight occasions. The functions of the Compensation Committee include determining salaries, grants and awards under incentive plans, benefits and overall compensation. Because Mr. Verratti and Dr. Andriole have chosen not to stand for re-election as directors, the Board of Directors intends to elect new members to the Compensation Committee after the Meeting.

                             AUDIT COMMITTEE REPORT

     The Audit Committee is currently comprised of three of the Company's directors, Ms. Hawthorne, the Chairperson, Mr. Guttendorf, and Dr. Selbovitz. Both Ms. Hawthorne and Dr. Selbovitz are "independent" as defined under the listing standards of the Nasdaq National Market. Until he became employed by the Company in January 2001, Mr. Guttendorf was also considered "independent" under the Nasdaq standards. After the meeting, the Board intends to add a third independent member to the Audit Committee. The Audit Committee, which met twice during the fiscal year ended December 31, 2000, operates pursuant to a charter

(the "Audit Committee Charter") which was approved and adopted by the Board of Directors on July 6, 2000 and is attached to this Proxy Statement as Annex A. Under the provisions of the Audit Committee Charter, the Audit Committee is responsible for, among other things: monitoring the independence and performance of the Company's independent auditors and internal auditing department; reviewing the Company's financial disclosure documents; monitoring the Company's financial reporting process and internal control systems; and providing a liaison between the independent auditors and the Board of Directors.

     The Audit Committee has reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended December 31, 2000. The Audit Committee has also discussed with KPMG LLP, the Company's independent auditors ("KPMG"), the matters required to be discussed by the Auditing Standards Board Statement on Auditing Standards No. 61, as amended. As required by Independence Standards Board Standard No. 1, as amended, "Independence Discussion with Audit Committees," the Audit Committee has received and reviewed the required written disclosures and a confirming letter from KPMG regarding their independence, and has discussed the matter with the auditors.

     Based on its review, the Audit Committee has recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year 2000 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000. Further, the Audit Committee recommends that the Board of Directors engage KPMG as the Company's independent auditors for the fiscal year ending December 31, 2001.

                                          Audit Committee

                                          Nancy Hawthorne, Chairperson
                                          Richard A. Guttendorf, Jr.
                                          Dr. Leslie Selbovitz

                           COMPENSATION OF DIRECTORS

     Each member of the Board of Directors who is not an employee of the Company or Safeguard will receive:

     - a one-time appointment grant of an option to purchase 25,000 shares of Common Stock, which will vest annually over four years;

     - an annual grant of an option to purchase 4,000 shares of Common Stock, which will vest annually over two years; and

     - an annual fee of $8,000.

     In addition, the Chairpersons of the Company's Compensation Committee and Audit Committee will receive an additional annual fee of $1,000. As of December 31, 2000, no cash compensation had been paid under this plan.

    SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

     The following table shows, as of March 2, 2001, the beneficial ownership of the Company's outstanding shares of Common Stock by:

     - each person we know to beneficially own at least 5% of the Company's Common Stock;

     - each director and nominee;

     - each of the Company's most highly compensated executive officers; and

     - all of the Company's executive officers and directors as a group.

     Unless otherwise indicated herein, the address of each stockholder is: c/o Lifef/x, Inc., 153 Needham Street, Bldg #1, Newton, Massachusetts 02464.

     The term beneficial ownership as used in this section, consistent with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is defined as the sole or shared voting power over or sole or shared investment power over the security. Each person has sole voting and investment power with respect to his or her shares of Common Stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of Common Stock, except as otherwise indicated.

                                                              NUMBER OF         PERCENTAGE
BENEFICIAL OWNER                                                SHARES          OF TOTAL(1)
----------------                                              ---------         -----------
Directors, Officers And Nominees
Lucille S. Salhany..........................................   1,366,722(2)         6.6%
Michael Rosenblatt..........................................   3,298,890(3)(11)    16.0%
Richard A. Guttendorf, Jr...................................     102,500(4)           *
Dr. Serge Lafontaine........................................   2,200,483(5)(11)    11.3%
Dr. Ian Hunter..............................................   1,935,885(6)(11)    10.1%
Raymond Kurzweil............................................          --             --
Robert Verratti.............................................     491,013(7)         2.5%
Dr. Stephen J. Andriole.....................................      30,000              *
Dr. Leslie G. Selbovitz.....................................       2,020(8)           *
Nancy Hawthorne.............................................          --             --
Garrett Melby...............................................      10,000              *

                                                              NUMBER OF         PERCENTAGE
BENEFICIAL OWNER                                                SHARES          OF TOTAL(1)
----------------                                              ---------         -----------
All Directors and Executive Officers (10 persons)...........   9,427,513(9)        42.0%
5% or more Beneficial Ownership
Safeguard Scientifics, Inc..................................  30,325,731(10)       64.5%
 435 Devon Park Drive
 Wayne, PA 19087

---------------
  *  Less than 1% of the outstanding common stock.

 (1) The percentage of shares held assumes that options and warrants held by the particular individual, if any, have been exercised, and no others.

 (2) Includes 1,366,722 shares that Ms. Salhany has the right to acquire within 60 days upon exercise of stock options.

 (3) Includes 1,364,967 shares that Mr. Rosenblatt has the right to acquire within 60 days upon exercise of stock options, 43,750 shares owned by Mirage Technologies, Inc., a corporation owned by Mr. Rosenblatt; 500,000 shares held in a gifted share trust; 5,600 shares held in trust for members of Mr. Rosenblatt's immediate family; 167,501 shares owned by Mirage Technologies, LP, a partnership in which Mirage Technologies, Inc. is the sole general partner.

 (4) Includes 34,000 shares held by family members and a gifted share trust and 67,500 shares that Mr. Guttendorf has the right to acquire within 60 days upon exercise of stock options.

 (5) Includes 270,448 shares that Dr. Lafontaine has the right to acquire within 60 days upon exercise of stock options and 161,783 shares owned by Mirage Technologies, LP, in which he owns an interest.

 (6) Includes 161,783 shares held by Mirage Technologies, LP, in which he owns an interest.

 (7) Includes 191,666 shares that Mr. Verratti has the right to acquire within 60 days upon exercise of stock options.

 (8) Includes 2,020 shares held jointly be Dr. Selbovitz and his wife.

 (9) Includes 3,261,303 shares that all directors and officers as a group have a right to acquire within 60 days.

(10) Subsidiaries of Safeguard own 2,535,779 shares of the Company, and have the right to acquire 27,789,952 shares within 60 days through the exercise of warrants.

(11) 546,872 of the total shares held by Mirage Technologies, LP are pledged to Safeguard as collateral for a loan from Safeguard to Mirage Technologies, LP.

                                   MANAGEMENT

     The names of the Company's executive officers who are not directors of the Company, and certain biographical information furnished by them, are set forth below.

NAME                                   AGE                  POSITION WITH THE COMPANY
----                                   ---                  -------------------------
Dr. Serge Lafontaine.................  51    Chief Technology Officer, Lifef/x Networks, Inc.
Dr. Paul Charette....................  38    Vice President and Co-Director of Research and
                                               Development, Lifef/x Networks, Inc.
Dr. Mark Sager.......................  34    Vice President and Co-Director of Research and
                                               Development, Lifef/x Networks, Inc.
Dr. Keith Waters.....................  40    Senior Technology Officer, Lifef/x Networks, Inc.

     Dr. Serge Lafontaine. Dr. Lafontaine became the Chief Technology Officer of Lifef/x Networks, Inc., wholly-owned subsidiary of the Company ("Networks") on December 14, 1999. From October 1997 until the Merger, he was Co-Director of Research of Pac Title/Mirage and Assistant Director of Research of Mirage Technologies, Inc. Dr. Lafontaine has been a post-doctoral fellow in mechanical engineering at the Massachusetts Institute of Technology since 1999, and was previously a post-doctoral associate in mechanical engineering at the Massachusetts Institute of Technology from 1997 to 1999. Since 1998, Dr. Lafontaine has been a partner of Advanced Instrumentation Systems, which builds instrumentation for drug discovery. From 1997 to 1998, Dr. Lafontaine was also a partner of BOMEC, which conducts research in conducting polymers. From 1994 through 1997, Dr. Lafontaine was a visiting research scientist at the Massachusetts Institute of Technology.

     Dr. Paul Charette. Dr. Charette became the Vice President and Co-Director of Research and Development of Networks on December 14, 1999. From October 1997 until the Merger, he was Co-Director of Research and Development of Pac Title/Mirage. From 1994 to 1997, Dr. Charette held post-doctoral fellowships in the department of mechanical engineering at the Massachusetts Institute of Technology, and in the department of engineering science at the University of Auckland, New Zealand. Dr. Charette received his doctorate degree from McGill University in 1994, where he worked under Dr. Ian Hunter, and received his Bachelors degree in electrical engineering from McGill University in 1986.

     Dr. Mark Sagar. Dr. Sagar became Vice President and Co-Director of Research and Development of Networks on December 14, 1999. From October 1997 until the Merger, he was Co-Director of Research and Development of Pac Title/Mirage. Dr. Sagar was a post-doctoral fellow at Dr. Ian Hunter's laboratory at the Massachusetts Institute of Technology in 1996. From 1992 through 1996, Dr. Sagar was a member of Professor Peter Hunter's bio-engineering group at the University of Auckland, where he developed an anatomically accurate computer model of the human eye combining visual and mechanical realism for use in robotic eye surgery and developed a new methodology and software for the creation of complex solid based virtual anatomy for bio-engineering virtual environments. These methods were used to create a virtual model of the heart. Dr. Sagar received a doctorate degree from the University of Auckland in 1996 and a bachelor of science degree in Physics and Mathematics from the University of Auckland in 1987.

     Dr. Keith Waters. Dr. Waters has been Senior Technical Officer of Networks since December 14, 1999. From 1998 to December 1999, Dr. Waters was a member of the technical staff at Compaq Computer Corporation's Cambridge Research Laboratory, where he developed FaceWorks, a Windows-based multimedia authoring tool for synthetic faces, in 1997. Dr. Waters was a member of the technical staff at Digital Equipment Corporation from 1991 to 1998, where he developed DECface, a real-time synthetic face that used a software text-to-speech engine. Dr. Waters received a Ph.D. in computer graphics from Middlesex

University in London, England. Dr. Waters is on the editorial boards of the Graphics and Image Processing Journal and the Computer Graphics and Visualization Journal.

     Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of the executive officers or directors of the Company.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the compensation during the last three fiscal years of each of the Company's Chief Executive Officer, the Chief Executive Officer of the Company's predecessor company, and the three other most highly compensated executive officers of the Company (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM COMPENSATION AWARDS
                                                                      ------------------------------------------
                                               ANNUAL COMPENSATION    RESTRICTED     SECURITIES
                                              ---------------------     STOCK        UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR   SALARY($)    BONUS($)     AWARDS     OPTIONS/SAR(#)   COMPENSATION
---------------------------            ----   ---------    --------   ----------   --------------   ------------
Lucille S. Salhany...................  2000    400,000       --          --            195,246          6,000(4)
  Chief Executive Officer,             1999     30,769(1)    --          --          1,952,459             --
  Co-President and Director            1998         --       --          --                 --             --
Michael Rosenblatt...................  2000    335,000       --          --            236,194          6,000(4)
  Chairman of the Board,               1999     73,769(2)    --          --          1,911,511             --
  Co-President and Director            1998     51,000       --          --                 --             --
Richard A. Guttendorf, Jr............  2000         --(3)    --          --                 --             --
  Chief Financial Officer,             1999         --(3)    --          --                 --             --
  Secretary and Director               1998         --(3)    --          --                 --             --
Dr. Serge Lafontaine.................  2000    250,000       --          --            138,999             --
  Chief Technology Officer             1999     15,385(1)    --          --            301,541             --
  Lifef/x Networks, Inc.               1998         --       --          --                 --             --
Robert Verratti......................  2000         --       --          --                 --             --
  Chairman and CEO of                  1999         --       --          --             50,001             --
  Pac Title/Mirage, and Director       1998    150,631       --          --            170,999             --

---------------
(1) Covers the period for December 1999, the month of the Merger.

(2) Represents $50,000 paid through Pac Title/Mirage and $23,769 for December 1999, the month of the Merger.

(3) Until January 2001, Mr. Guttendorf was a Vice President of Safeguard and was compensated by that entity for his services, including services provided to the Company. Pursuant to an employment agreement between the Company and Mr. Guttendorf dated as of January 18, 2001, Mr. Guttendorf is entitled to an annual base compensation of $210,000. See "Employment Agreements."

(4) Represents an automobile allowance.

     The following tables present information concerning stock options held by the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                     POTENTIAL
                                                                                                     REALIZABLE
                                                                                                      VALUE AT
                                             PERCENT                                                  ASSUMED
                                             OF TOTAL                  MARKET                       ANNUAL RATES
                               NUMBER      OPTIONS/SARs                 VALUE                      OF STOCK PRICE
                                 OF          GRANTED                     ON                         APPRECIATION
                             SECURITIES         TO                      DATE                         FOR OPTION
                             UNDERLYING     EMPLOYEES     EXERCISE       OF                           TERM($)
                            OPTIONS/SARs    IN FISCAL       PRICE       GRANT     EXPIRATION   ----------------------
                             GRANTED(3)        YEAR       ($/SHARE)   ($/SHARE)      DATE         5%          10%
                            ------------   ------------   ---------   ---------   ----------   ---------   ----------
Lucille S. Salhany........    195,246          6.5%          8.28        8.28     12/20/2010   4,052,056   10,268,559
Michael Rosenblatt........     40,948          1.4%         27.50       27.50      3/09/2010   4,052,075   10,268,609
                              195,246          6.5%          8.28        8.28     12/20/2010
Richard A. Guttendorf,
  Jr......................         --           --             --          --             --          --           --
Dr. Serge Lafontaine......     98,950          3.3%         27.50       27.50      3/09/2010     831,167    2,106,309
                               40,409          1.3%          8.28        8.28     12/20/2010

     No options were exercised by officers in 1998, 1999 or 2000.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                  SHARES                    DECEMBER 31, 2000 (#)       DECEMBER 31, 2000 (#)(1)
                               ACQUIRED ON     VALUE     ---------------------------   ---------------------------
NAME                           EXERCISE (#)   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                           ------------   --------   -----------   -------------   -----------   -------------
Lucille S. Salhany...........         --           --     1,171,476       976,229       4,100,166      2,733,411
Michael Rosenblatt...........         --           --     1,169,136       978,569       2,293,812      1,529,210
Richard A. Guttendorf, Jr....         --           --            --            --              --             --
Dr. Serge Lafontaine.........         --           --       230,399       210,141         460,798        142,798

---------------
(1) Market value of underlying securities at December 29, 2000, the last day during the fiscal year for which market prices are available ($5.00 per share as quoted on the Nasdaq National Market), less the exercise price. The values in the last two columns have not been, and may never be, realized by the Named Executive Officers. Actual gains, if any, on option exercises will depend on the value of the Company's common stock on the date of exercise.

COMPENSATION COMMITTEE REPORT

     The Company's executive compensation program is designed to promote the following objectives:

     - to provide competitive compensation that will attract, retain and reward highly qualified executives

     - to recognize individual initiative and achievement

     - to enhance the profitability of the Company and to increase stockholder value; and

     - to align the interests of management with those of stockholders by including long-term equity incentives.

  Executive Officer Compensation Program

     The compensation of executive officers consists of three elements: (i) base salary; (ii) annual incentive compensation; and (iii) long-term equity incentives in the form of stock options. Executive officers are also eligible to participate in certain benefit programs which are generally available to all employees of the Company. The base salary of an executive officer is generally determined by evaluating the experience of and the responsibilities to be held by the individual. The Compensation Committee also considers generally available information regarding salaries paid to executive officers with comparable qualifications, experience and responsibilities at companies in similar businesses. Annual bonuses for executive officers are determined by the Compensation Committee based on the recommendations of Ms. Salhany and Mr. Rosenblatt and are awarded on a discretionary basis. No bonuses were awarded to executive officers for fiscal 2000.

     Long-term incentive compensation, in the form of stock option grants, is intended to promote the success of the Company by aligning the financial interests of the executive officers with those of the stockholders. Option grants are based on various subjective factors, including the responsibilities of the individual officers, their expected future performance, existing levels of stock ownership, previous grants of options and the current price of the Company's Common Stock. During fiscal 2000, options to purchase 570,799 shares of Common Stock were granted to the Named Executive Officers under the Company's Option Plan.

  Compensation of the Chief Executive Officer

     The compensation of Lucille Salhany, the Company's Chief Executive Officer, is subject to the terms of an employment agreement by and between Ms. Salhany and the Company. Pursuant to the agreement, which was entered into on December 14, 1999 and has a two-year term, Ms. Salhany is entitled to an annual base salary of $400,000. She is also entitled to annual consideration for a bonus based on her personal performance and the performance of the Company. See "Employment Agreements." During fiscal 2000, Ms. Salhany received options to purchase 195,246 shares of the Company's Common Stock.

                                          Compensation Committee,

                                          Dr. Stephen J. Andriole
                                          Robert Verratti

EMPLOYMENT AGREEMENTS

  Lucille S. Salhany

     Ms. Salhany serves as the Company's Chief Executive Officer and Co-President under an employment agreement with a term of two years which commenced on December 1, 1999. Under the terms of her employment, Ms. Salhany's annual base compensation is $400,000. She is entitled to annual consideration for a bonus based on her personal performance and the performance of the Company. Ms. Salhany has the option to purchase 2,147,705 shares of the Company's Common Stock under the Lifef/x, Inc. 1999 Long-Term Incentive Plan (the "Company's Option Plan"). Ms. Salhany's right to purchase twenty percent of 1,952,459 of these shares vested on grant and her right to purchase the balance will vest in equal quarterly installments over a two year period until fully vested. In addition, Ms. Salhany has an option to purchase 195,246 shares that vest in equal annual installments over a three year period. If Ms. Salhany's employment terminates due to her death, permanent disability or for other good cause, as further described in the agreement, she would receive accrued but unpaid base salary and vacation. If Ms. Salhany's employment is terminated by the Company for any other reason, she will receive as severance compensation her full base salary for the unexpired period of the term of her employment, in addition to accrued but unpaid salary and vacation.

  Michael Rosenblatt

     Mr. Rosenblatt serves as our Chairman of the Board of Directors and as Co-President under an employment agreement with a term of two years which commenced on December 1, 1999. Under the terms of his employment, Mr. Rosenblatt's annual base compensation is $335,000. He is entitled to annual consideration for a bonus based on his personal performance and the performance of the Company. Mr. Rosenblatt has the option to purchase 2,147,705 shares of the Company's Common Stock under the Company's Option Plan. Mr. Rosenblatt's right to purchase twenty percent of 1,952,459 of these shares vested on grant and his right to purchase the balance will vest in equal quarterly installments over a two year period until fully vested. In addition, Mr. Rosenblatt has an option to purchase 195,246 shares that vest in equal annual installments over a three year period. If Mr. Rosenblatt's employment terminates due to his death, permanent disability or for other good cause, as further described in the agreement, he would receive accrued but unpaid base salary and vacation. If Mr. Rosenblatt's employment is terminated by the Company for any other reason, he will receive as severance compensation his full base salary for the unexpired period of the term of his employment, in addition to any accrued but unpaid salary and vacation.

  Dr. Serge Lafontaine

     Dr. Lafontaine serves as Networks' Chief Technology Officer under an employment agreement with a term of two years which commenced on December 1, 1999. Under the terms of his employment, Dr. Lafontaine's annual base compensation is $250,000. He is entitled to annual consideration for a bonus based on his personal performance and the performance of the Company. Dr. Lafontaine has the option to purchase 440,540 shares of the Company's Common Stock under the Company's Option Plan. Dr. Lafontaine's right to purchase twenty percent of 400,491 of these shares vested on grant and his right to purchase the balance will vest in equal quarterly installments over a two year period until fully vested. In addition, Dr. Lafontaine has an option to purchase 40,049 shares that vest in equal annual installments over a three year period. If Dr. Lafontaine's employment terminates due to his death, permanent disability or for other good cause, as further described in the agreement, he will receive accrued but unpaid base salary and vacation. If Dr. Lafontaine's employment is terminated by Networks for any other reason, he would receive as severance compensation his full base salary for the unexpired period of the term of his employment, in addition to any accrued but unpaid salary and vacation.

  Richard A. Guttendorf, Jr.

     Mr. Guttendorf serves as the Company's Chief Financial Officer and Secretary under an employment agreement with a term of two years which commenced on January 18, 2001. Under the terms of his employment, Mr. Guttendorf's annual base compensation is $210,000. He is entitled to annual consideration for a bonus based on his personal performance and the performance of the Company. Mr. Guttendorf has the option to purchase 225,000 shares of the Company's Common Stock under the Company's Option Plan. Mr. Guttendorf's right to purchase twenty percent of these shares vested on grant and his right to purchase the balance will vest in equal quarterly installments over a two year period until fully vested. If Mr. Guttendorf's employment terminates due to his death, permanent disability or for other good cause, as further described in the agreement, he will receive accrued but unpaid base salary and vacation. If Mr. Guttendorf's employment is terminated by the Company for any other reason, he would receive as severance compensation his full base salary for the unexpired period of the term of his employment, in addition to any accrued but unpaid salary and vacation.

INDEMNIFICATION

     The Company's Articles of Incorporation limit the liability of directors to the maximum extent permitted by Nevada law. In addition, the Company's by-laws require the Company to indemnify its directors and officers, and allow the Company to indemnify its other employees and agents to the fullest extent permitted by law. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent in which the Company believes indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding that might result in a claim for indemnification. If the Company permits indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") to directors, officers or persons controlling the Company under these provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission (the "SEC"), this indemnification is against public policy as expressed in the Securities Act and is unenforceable.

STOCK OPTION PLAN

  1999 Long-Term Incentive Plan

     Pac Title/Mirage had a stock option plan which provided for the grant to Pac Title/Mirage employees of incentive stock options and for the grant of nonstatutory stock options, stock awards or restricted stock to Pac

Title/Mirage employees, directors and consultants. On December 14, 1999, this stock option plan was terminated and the Company adopted the Company's Option Plan with terms substantially similar to those of the Pac Title/Mirage option plan. The Company's Option Plan reserves up to 10,539,944 shares of the Company Common Stock for issuance under the Company's Option Plan. Following the adoption of the Company's Option Plan, the Company assumed the obligations of outstanding options granted to Pac Title/ Mirage employees under the Pac Title/Mirage option plan. As of December 31, 2000, options to purchase 8,535,420 shares have been granted under the Company's Option Plan, 206,446 of which have been exercised and 8,328,974 of which are outstanding.

     These outstanding option obligations included an option grant to Lucille S. Salhany, the Chief Executive Officer, Co-President and a director of the Company, for 1,952,459 shares of Common Stock, after adjusting for the conversion from Pac Title/Mirage shares to shares of the Common Stock of the Company. The options are exercisable at $1.50 per share, as adjusted. Twenty percent of the options vested at the date of grant and the balance of the options vest on a quarterly basis over two years.

     For financial reporting purposes, the Company has recorded deferred stock compensation of $2,928,689 during the year ended December 31, 1999, representing the difference between the exercise price, $1.50, and the fair value of the Company's Common Stock on the grant date of $3.00. This amount is being amortized by a charge to operations over the two year vesting period, which resulted in amortization expense of $656,541 for the year ended December 31, 1999 and $1,171,476 for the year ended December 31, 2000. In addition, the Company recognized $25,950 of compensation expense for options granted to a non-employee, representing the fair value of the options on the grant date.

     In addition, as part of the Merger, the Company granted options to various employees, which vest over time. Under the Company's Option Plan, the strike price for nonstatutory stock option grants must be at least 85% of fair market value on the grant date and the strike price for incentive stock options must be the fair market value on the grant date. Outstanding options under the Company's Option Plan vest over periods established by the Compensation Committee and expire on or before the tenth anniversary of the grant date, but terminate early under some circumstances as provided in the Company's Option Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Board of Directors established a Compensation Committee on December 14, 1999. The Compensation Committee currently consists of Mr. Verratti and Dr. Andriole. During the fiscal year ended December 31, 2000, each of Ms. Salhany, the Company's Chief Executive Officer, Co-President and a director, and Mr. Rosenblatt, the Company's Co-President and Chairman of the Board, participated in the deliberations of the Board of Directors concerning the compensation of executive officers, but did not participate in the Board's deliberations concerning their own compensation.

                               PERFORMANCE GRAPH

     The following graph sets forth a comparison of cumulative total returns for
(i) the Company's Common Stock, which is traded on the Nasdaq Stock Market; (ii) the Nasdaq Composite Index; and (iii) the Chase H&Q Technology Index.

     The Company's Common Stock began trading on the OTC Bulletin board on December 15, 1999. On September 18, 2000, the Common Stock was approved for listing on the Nasdaq National Market under the symbol "LEFX". All returns were calculated assuming dividend reinvestment.
[STOCK PERFORMANCE CHART]

                                                                              CHASE H&Q TECHNOLOGY
                                                         LIFEF/X                      INDEX                NASDAQ MARKET INDEX
                                                         -------              --------------------         -------------------
12/15/99                                                 100.00                      100.00                      100.00
12/31/99                                                 114.71                      115.96                      112.48
                                                              "                           "                           "
                                                              "                           "                           "
                                                              "                           "                           "
                                                              "                           "                           "
                                                              "                           "                           "
                                                              "                           "                           "
                                                              "                           "                           "
                                                              "                           "                           "
                                                              "                           "                           "
                                                              "                           "                           "
                                                              "                           "                           "
                                                              "                           "                           "
                                                              "                           "                           "
                                                              "                           "                           "
                                                              "                           "                           "
                                                              "                           "                           "
                                                              "                           "                           "
                                                              "                           "                           "
                                                              "                           "                           "
                                                              "                           "                           "
                                                              "                           "                           "
                                                              "                           "                           "
12/29/00                                                  29.41                       74.96                       67.93

     Assumes $100 invested on December 15, 1999 in the Company's Common Stock, the Chase H&Q Technology Index, and the Nasdaq Market Index.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  UniServices License

     We license a portion of the Company's technology from Auckland UniServices Limited ("UniServices") under a licensing agreement effective November 1, 2000. Under the UniServices licensing agreement, the Company has been granted an exclusive, worldwide, perpetual license to use UniServices' continuum modeling technology in all communications applications. Additionally the Company has recently expanded our arrangement with UniServices under an agreement dated January 26, 2001, to include the Company's ownership of the player and Stand-in technology for all communications applications, including professional medical, scientific and engineering applications, which were previously excluded from the Company's license. In connection with the amendment, UniServices has been issued 2,250,000 shares in the Company and has been granted warrants to purchase 675,000 shares at an exercise price of $20.00 per share and 75,000 shares at an exercise price of $12.00 per share.

     Dr. Ian Hunter, one of the Company's directors, is the brother of Dr. Peter Hunter, a professor at the University of Auckland, and the leading developer of the licensed technology there. UniServices acts as a licensing agent for the University of Auckland in this relationship. Ian Hunter receives none of the fees paid by the Company to UniServices.

  Sale Of Assets Of Discontinued Operation To Company Owned By Pre-Merger Pac Title/Mirage Shareholders And Related Indemnification Agreements

     On March 20, 2000, the Company sold all of the assets of its discontinued operation to PTM Productions, Inc., ("PTM Productions") a newly-organized company that was formed for the specific purpose of holding these non-Company assets. PTM Productions is owned by the shareholders that owned Pac Title/Mirage prior to the Merger. The owners of PTM Productions are the Company's shareholder Safeguard (92.6%), Mirage Technologies, LP (7.1%) and the Company's shareholder and director Robert Verratti (0.3%). Investors in Mirage Technologies LP include the Company's Chairman and Co-President, Michael Rosenblatt, the Networks' Chief Technology Officer, Dr. Serge Lafontaine, the Company's director, Dr. Ian Hunter, and the Company's shareholder, Michael MacCloskey.

     The transfer of the non-Company assets and liabilities to PTM Productions was done because the operations of PTM Productions, which consist of providing post production services to the film entertainment industry, were not germane to the Company's operations. The sales price consisted of PTM Productions' assumption of all of the liabilities of the discontinued operation. On the date of the sale, the amount of the liabilities assumed by PTM Productions exceeded the carrying value of the assets it acquired from us. As part of this sale, the Company transferred all of its bank debt to PTM Productions. Safeguard has agreed to fully indemnify the Company against all losses and liabilities relating to or arising from the bank debt and PTM Productions. In addition, Safeguard has agreed to indemnify the Company for any liability related to the assets purchased and the liabilities assumed by PTM Productions.

  Formation Of Pac Title/Mirage

     Pac Title/Mirage was formed in 1997 as the combination of the Company's technology contributed by Mirage Technologies LP and the post-production services business that was acquired from Pacific Title and Art Studio, a post-production company founded in 1918. In this transaction, Mirage Technologies LP received $8 million of preferred equity for its technology contribution and Safeguard received $8 million of preferred and common equity for the $8 million in cash it contributed. This $8 million cash, along with approximately $8 million from the proceeds of bank borrowings, was used to purchase the post-production business in an arm's-length, negotiated transaction from unaffiliated owners of Pacific Title and Art Studio for $15.5 million.

     The limited partners of Mirage Technologies LP were Michael Rosenblatt, the Company's Chairman and Co-President, Dr. Serge Lafontaine, Dr. Ian Hunter, Dr. Ivan Gulas and Michael MacCloskey. Dr. Serge Lafontaine is the Chief Technology Officer of Networks. Dr. Ian Hunter is a consultant to Networks and a director of the Company. Dr. Ivan Gulas is also a consultant to Networks. At the time of the formation of Pac Title/Mirage in 1997, Michael Rosenblatt and Dr. Ivan Gulas each owned 25.5% of Mirage Technologies LP, Dr. Ian Hunter and Dr. Serge Lafontaine each owned 19% and Michael MacCloskey owned 11%.

     Dr. Ian Hunter serves as a technical and engineering consultant to Networks under a consulting agreement with a term of one year which commenced on January 4, 2001 at compensation of $150,000.

     Dr. Ivan Gulas serves as a consultant to Networks under a consulting agreement with a term of three years which commenced on December 13, 1999 at an annual compensation of $200,000.

     Subsequent to the formation of Pac Title/Mirage, Robert Verratti, an officer and director, acquired approximately 2% of the common stock from Safeguard in a cash transaction.

     Pac Title/Mirage incurred losses from its inception. Safeguard, which owned approximately 49% of Pac Title/Mirage, loaned it significant amounts to support its operations. From the time of Pac Title/Mirage's formation in 1997 until September 30, 1999, Safeguard loaned it a total of $13,775,000. Safeguard's consideration for making these loans included warrants to purchase common stock of Pac Title/Mirage at exercise prices ranging from $1.00 to $2.50 per share. These warrants were subsequently converted into warrants to purchase common stock of the Company, as part of the Merger.

     Subsequent to September 30, 1999, Safeguard made additional loans to Pac Title/Mirage, but these loans did not include any warrant or other equity component. These post-September 30 loans from Safeguard, along with bank debt and other debt related to non-Company operations, were transferred to PTM Productions on March 20, 2000.

                                 PROPOSAL NO. 2

                      RATIFICATION OF INDEPENDENT AUDITORS

     The Company is asking the stockholders to ratify the selection of KPMG as the Company's independent accountants for the fiscal year ending December 31, 2001. KPMG has served as the Company's auditors since December 14, 1999, and also served as the auditors of Pac Title/Mirage and continues to serve as the auditors of PTM Productions. It is expected that a member of the firm will be present at the Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions from the stockholders.

     The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Meeting is required to ratify the selection of KPMG. Abstentions will have the effect of voting against this Proposal No. 2. Broker non-votes will have no effect on the vote.

     In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and the stockholders' best interests.

INDEPENDENT AUDITOR FEES

     Audit Fees. KPMG billed the Company an aggregate of $55,000 for professional services rendered by KPMG in connection with its audit of the Company's financial statements for the fiscal year ended December 31, 2000 and its review of the Company's quarterly reports on Form 10-Q during fiscal 2000.

     Financial Information Systems Design and Implementation. During fiscal 2000, KPMG did not directly or indirectly, operate, or supervise the operation of, the Company's information systems or manage the Company's local area network. Nor did KPMG design or implement a hardware or software system that aggregates source data underlying the financial statements of the Company or generates information that is significant to the Company's financial statements taken as a whole.

     All Other Fees. KPMG billed the Company an additional $140,450 for professional services rendered during fiscal 2000 for services not otherwise described above. These fees include fees for tax-related services, review of certain corporate filings, and other consulting services.

     The Company's Audit Committee considered whether the non-audit services rendered by KPMG during fiscal 2000, as described under the caption "All Other Fees" above, and determined that such services were compatible with KPMG's independence.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG TO SERVE AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                                 OTHER MATTERS

VOTING PROCEDURES

     The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. A quorum, consisting of a majority of shares of all stock issued, outstanding and entitled to vote at the Meeting, will be required to be present in person or by proxy for consideration of the proposal to elect directors. If a quorum is not present, a vote of a majority of the votes properly cast will adjourn the Meeting.

     The eight (8) nominees for directors of the Company who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon will be elected directors of the Company. The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Meeting is required to ratify the selection of KPMG.

     Abstentions will have no effect on the outcome of the vote for the election of directors, but will have the effect of voting against the proposal to ratify the selection of the auditors. Shares of Common Stock held of record by brokers who do not return a signed and dated proxy will not be considered present at the Meeting, will not be counted towards a quorum and will not be voted in the election of directors or for the ratification of the auditors. Shares of Common Stock held of record by brokers who return a signed and dated proxy or comply with the internet or telephone voting instructions but who fail to vote (a "broker nonvote") on the election of directors or the proposal to ratify the auditors will count toward the quorum but will have no effect on those proposals not voted.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all of its executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company's fiscal year ended December 31, 2000, with the following exceptions: Mr. Rosenblatt and Dr. Lafontaine each failed to file a Form 4 covering an option grant; Mr. Verratti failed to file a Form 4 covering certain dispositions of shares; and Mr. Guttendorf failed to timely file a Form 4 covering a purchase. All such transactions have since been reported to the SEC.

OTHER PROPOSED ACTION

     The Board of Directors knows of no matters which may come before the Meeting other than the election of directors. However, if any other matters should properly be presented to the Meeting, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

STOCKHOLDER PROPOSALS

     Proposals which stockholders intend to present at the Company's 2002 Annual Meeting of Stockholders and wish to have included in the Company's proxy materials pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by the Company no later than November 10, 2001. If a proponent fails to notify the Company by January 25, 2002 of a non-Rule 14a-8 stockholder proposal which it intends to submit at the Company's 2002 Annual Meeting of Stockholders, the proxy solicited by the Board of Directors with respect to such meeting may grant discretionary authority to the proxies named therein to vote with respect to such matter.

INCORPORATION BY REFERENCE

     To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act or the Exchange Act, the sections of the Proxy Statement entitled "Audit Committee Report," "Compensation Committee Report" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

ANNUAL REPORT ON FORM 10-K

     Copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 as filed with the SEC are available to stockholders without charge upon written request addressed to the Secretary of the Company at 153 Needham Street, Bldg. #1, Newton, Massachusetts 02464.

                       ANNEX A -- AUDIT COMMITTEE CHARTER

                                  LIFEFX, INC.
                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

I. AUDIT COMMITTEE PURPOSE

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

     - Monitor the independence and performance of the Company's independent auditors and internal auditing department.

     - Provide an avenue of communication among the independent auditors, management, the internal auditing department and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

     Audit Committee members shall meet the requirements of the NASDAQ Stock Market, Inc. The Audit Committee shall be comprised of three or more directors as determined by the Board, the majority whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

  Review Procedures

     1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three (3) years in accordance with Securities and Exchange Commission ("SEC") regulations.

     2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

     3. In consultation with management, the independent auditors and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such expenses. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

     4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

  Independent Auditors

      5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

      6. Approve the fees and other significant compensation to be paid to the independent auditors.

      7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

      8. Review the independent auditors' audit plan -- discuss scope, staffing, locations, reliance upon management and internal audit and general audit approach.

      9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to Audit Committees in accordance with AICPA SAS 61.

     10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  Internal Audit Department and Legal Compliance

     11. Review the budget, plan, changes in plan, activities, organizational structure and qualifications of the internal audit department, as needed.

     12. Review the appointment, performance and replacement of the senior internal audit executive.

     13. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

     14. On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

  Other Audit Committee Responsibilities

     15. Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company's annual proxy statement.

     16. Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

     17. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LIFEF/X, INC.


         The undersigned hereby appoints Lucille S. Salhany and Richard A. Guttendorf, Jr., as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Lifef/x, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of Lifef/x, Inc. to be held April 12, 2001 or any adjournment thereof.



        (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)


                              FOLD AND DETACH HERE

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


The Board of Directors recommends a vote FOR Proposal 1.

1.       Election of Directors:

         Nominees: Lucille S. Salhany, Michael Rosenblatt, Richard A. Guttendorf, Jr., Dr. Ian Hunter, Raymond Kurzweil, Nancy Hawthorne, Dr. Leslie G. Selbovitz, Garrett Melby

              FOR    WITHHELD FOR ALL    WITHHELD FOR: (Write that nominee's
                                         name in the space provided below)

                                         --------------------------------


The Board of Directors recommends a vote FOR Proposal 2.

2. To ratify the selection of KPMG LLP as independent auditors for the fiscal year ending December 31, 2001.

                  FOR                       AGAINST                    ABSTAIN


3. In their discretion, the proxies are authorized to vote upon such other business as may properly be presented at the meeting or any adjournments or postponements thereof.




Signature:                    Signature:                      Date:
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